FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	Cathleen R. Marine, 312/822-4159
Katrina W. Parker, 312/822-5167	David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
4th QUARTER AND YEAR-END 2005 RESULTS
CHICAGO, February 16, 2006 — CNA Financial Corporation (NYSE: CNA) today announced fourth quarter of 2005 results, which included the following items:
•	Net loss for the fourth quarter of 2005 of $217 million as compared with net income of $303 million for the same period in 2004

•	Net operating loss from continuing operations for the fourth quarter of 2005 of $172 million as compared with net operating income from continuing operations of $200 million for the same period in 2004

•	Fourth quarter 2005 after-tax results were negatively impacted by a net loss of $223 million from commutations of significant finite reinsurance contracts and non-commutation related adverse net development of $139 million

•	Fourth quarter 2005 after-tax results were also negatively impacted by $37 million of catastrophes, primarily related to Hurricane Wilma

•	Property & Casualty Operations combined ratio for fourth quarter and full-year 2005 was 101.4% and 98.4%, before the 20.0 point and 11.6 point impact related to commutations and catastrophes

•	CNA will restate its financial statements for prior years to correct the accounting for businesses reported as discontinued operations. This restatement will be reflected in the Company’s 2005 Form 10-K and will reduce stockholders’ equity as of December 31, 2004 by $204 million, or 2.2%.

	Results for the Three
	Months Ended		Results for the Year Ended
	December 31		December 31
($ millions)	2005	2004	2005	2004
		(Restated)		(Restated)
Net operating (loss) income (a)	$(172)	$200	$253	$599
Net realized investment (losses) gains	(54)	104	(10)	(153)

Net (loss) income from continuing operations	(226)	304	243	446
Net income (loss) from discontinued operations	9	(1)	21	(21)

Net (loss) income	$(217)	$303	$264	$425

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N to the Condensed Consolidated Financial Statements within the September 30, 2005 10-Q for further discussion of this measure.

Per Share Results Available to Common Stockholders
	Results for the Three
	Months Ended		Results for the Year Ended
	December 31		December 31
	2005	2004	2005	2004
		(Restated)		(Restated)
Net (loss) income from continuing operations (a)	$(0.95)	$1.12	$0.68	$1.49
Net income (loss) from discontinued operations	0.03	(0.01)	0.08	(0.09)

Net (loss) income	$(0.92)	$1.11	$0.76	$1.40

(a)	The three months and year ended December 31, 2005 per share results available to common stockholders are reduced by $18 million and $70 million, or $0.07 per share and $0.27 per share, of undeclared preferred stock dividends. The three months and year ended December 31, 2004 per share results available to common stockholders are reduced by $17 million and $65 million, or $0.06 per share and $0.25 per share, of undeclared preferred stock dividends.
Net operating results from continuing operations for the three months ended December 31, 2005 decreased $372 million as compared with the same period in 2004. The change in operating results from continuing operations was primarily due to a loss related to commutations of finite reinsurance contracts and unfavorable net prior year development. The fourth quarter was also impacted by higher catastrophe losses and increased net investment income. The Property & Casualty Operations produced a combined ratio of 101.4%, before the 20.0 point impact of significant commutations and catastrophes, in the fourth quarter 2005. The Property & Casualty Operations produced a combined ratio of 96.5%, before the 0.5 point impact of catastrophes, for the same period in 2004.
Full-year net operating income from continuing operations was $346 million lower in 2005 as compared to 2004. This decrease in net operating income from continuing operations was primarily driven by increased unfavorable net prior year development, including the impact of commutations and increased catastrophe impacts in 2005. This was partially offset by an increase in net investment income, and a $115 million after-tax benefit related to a federal income tax settlement and release of federal income tax reserves. The Property & Casualty Operations produced a combined ratio of 98.4% for the year ended December 31, 2005 before the 11.6 point impact of catastrophes and significant commutations. For the year ended December 31, 2004, Property & Casualty Operations produced a combined ratio of 96.9% before the 3.6 point impact of catastrophes and significant commutations.
During the fourth quarter of 2005, the Company commuted several reinsurance contracts. The commutations reduced after-tax net operating results by $223 million, which consisted of net prior year development partially offset by the release of previously established allowance for uncollectible reinsurance. These contracts contained interest crediting charges. The interest expense associated with the reinsurance contracts commuted was $47 million after-tax and $86 million after-tax in 2005 and 2004. There will be no further interest crediting charges related to these commuted contracts in future periods.
“While our results for the quarter and the year were impacted by catastrophes, significant commutations and other prior year development, we remain pleased with the underlying performance of our core P&C Operations,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation. “The 2005 combined ratio of 98% before the impact of catastrophes and commutations reflects our focus on disciplined underwriting, claim excellence and expense management. Going forward, the earnings power of our business will be much more evident now that we have removed the drag of the commuted reinsurance contracts.”

The impact of catastrophes was $334 million after-tax in 2005 and $196 million after-tax in 2004. The 2005 catastrophe impacts primarily related to Hurricanes Katrina, Wilma, Rita, Dennis and Ophelia. The 2004 catastrophe impacts primarily related to Hurricanes Charley, Frances, Ivan and Jeanne. These impacts are net of anticipated reinsurance recoveries, and include the effect of reinstatement premiums and estimated insurance assessments.
The Company recorded pretax unfavorable net prior year development of $591 million and $807 million for the fourth quarter and full-year 2005. Included in these amounts are $377 million and $433 million related to significant commutations. Net prior year development in the fourth quarter was also recorded related to the Company’s assumed reinsurance operations which are in run-off, excess workers compensation lines, primarily in accident years 2003 and prior, and pollution exposures.
Net results for the three months ended December 31, 2005 decreased $520 million compared with the same period in 2004. Net results were affected by the factors mentioned above, as well as a decline in net realized investment results and an increase in results from discontinued operations. Net income for the year ended December 31, 2005 decreased $161 million as compared with the same period in 2004, primarily due to decreased net operating income. This was partially offset by improved net realized investment results of $143 million and an increase in results from discontinued operations. The 2004 investment results included a $389 million loss on the sale of the individual life insurance business in 2004.

Segment Results for the Three Months Ended December 31, 2005
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating (loss) income	$(98)	$68	$(30)	$(22)	$(120)	$(172)
Net realized investment (losses) gains	(33)	(7)	(40)	(14)	—	(54)

Net (loss) income from continuing operations	$(131)	$61	$(70)	$(36)	$(120)	$(226)

Segment Results for the Three Months Ended December 31, 2004
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$82	$88	$170	$(9)	$39	$200
Net realized investment gains (losses)	74	31	105	—	(1)	104

Net income (loss) from continuing operations	$156	$119	$275	$(9)	$38	$304

Segment Results for the Year Ended December 31, 2005
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating (loss) income	$(41)	$336	$295	$(51)	$9	$253
Net realized investment gains (losses)	9	12	21	(19)	(12)	(10)

Net (loss) income from continuing operations	$(32)	$348	$316	$(70)	$(3)	$243

Segment Results for the Year Ended December 31, 2004
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$220	$324	$544	$(29)	$84	$599
Net realized investment gains (losses)	139	54	193	(385)	39	(153)

Net income (loss) from continuing operations	$359	$378	$737	$(414)	$123	$446

Property & Casualty Operations Gross Written Premiums
	Three months ended December 31		Year ended December 31
($ millions)	2005	2004	2005	2004

Standard Lines	$1,455	$1,441	$5,986	$5,936
Specialty Lines	728	733	2,947	2,825

Total P&C Operations	$2,183	$2,174	$8,933	$8,761

Property & Casualty Operations Net Written Premiums
	Three months ended December 31		Year ended December 31
($ millions)	2005	2004	2005	2004

Standard Lines	$1,030	$1,062	$4,382	$4,582
Specialty Lines	625	619	2,463	2,391

Total P&C Operations	$1,655	$1,681	$6,845	$6,973

Property & Casualty Calendar Year Loss Ratios
	Three months ended December 31		Year ended December 31
	2005	2004	2005	2004
Standard Lines	102.8%	67.0%	87.5%	70.8%
Specialty Lines	71.2%	63.0%	65.3%	63.3%
Total P&C Operations	91.0%	65.7%	79.5%	68.4%
Total P&C Companies (a)	109.0%	72.3%	89.4%	74.6%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

Property & Casualty Calendar Year Combined Ratios
	Three months ended December 31		Year ended December 31
	2005	2004	2005	2004
Standard Lines	136.1%	101.6%	120.3%	105.6%
Specialty Lines	96.9%	88.2%	91.6%	89.6%
Total P&C Operations	121.4%	97.0%	110.0%	100.5%
Total P&C Companies (a)	140.8%	103.1%	120.9%	106.3%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

Property & Casualty Calendar Year Loss Ratios Before Catastrophes & Significant Commutations
	Three months ended December 31		Year ended December 31
	2005	2004	2005	2004
Standard Lines	73.4%	66.5%	70.3%	65.5%
Specialty Lines	67.1%	62.6%	63.5%	63.9%
Total P&C Operations	71.1%	65.2%	67.9%	65.0%

Property & Casualty Calendar Year Combined Ratios Before Catastrophes & Significant Commutations
	Three months ended December 31		Year ended December 31
	2005	2004	2005	2004
Standard Lines	106.5%	101.0%	103.2%	100.0%
Specialty Lines	92.8%	87.8%	89.7%	90.2%
Total P&C Operations	101.4%	96.5%	98.4%	96.9%

Property & Casualty Gross Accident Year Loss Ratios
	Accident year 2005	Accident year 2004	Accident year 2004
	evaluated at	evaluated at	evaluated at
	December 31, 2005	December 31, 2004	December 31, 2005
Standard Lines	76.4%	67.2%	63.2%
Specialty Lines	63.7%	64.1%	55.7%
Total P&C Operations	72.2%	66.3%	61.0%

Property & Casualty Net Accident Year Loss Ratios
	Accident year 2005	Accident year 2004	Accident year 2004
	evaluated at	evaluated at	evaluated at
	December 31, 2005	December 31, 2004	December 31, 2005
Standard Lines	76.3%	69.2%	64.4%
Specialty Lines	63.4%	63.5%	56.0%
Total P&C Operations	71.6%	67.4%	61.8%

After-Tax Significant Items
Three Months Ended December 31, 2005
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Significant Commutations	$(173)	$(15)	$(188)	$—	$(35)	$(223)
Catastrophes	(34)	(3)	(37)	—	—	(37)

Total	$(207)	$(18)	$(225)	$—	$(35)	$(260)

After-Tax Significant Items
Three Months Ended December 31, 2004
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Significant Commutations	$—	$—	$—	$—	$—	$—
Catastrophes	(5)	(1)	(6)	—	—	(6)

Total	$(5)	$(1)	$(6)	$—	$—	$(6)

After-Tax Significant Items
Year Ended December 31, 2005
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Significant Commutations	$(173)	$(15)	$(188)	$—	$(71)	$(259)
Catastrophes	(318)	(16)	(334)	—	—	(334)

Total	$(491)	$(31)	$(522)	$—	$(71)	$(593)

After-Tax Significant Items
Year Ended December 31, 2004
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Significant Commutations	$4	$19	$23	$—	$(5)	$18
Catastrophes	(183)	(11)	(194)	—	(2)	(196)

Total	$(179)	$8	$(171)	$—	$(7)	$(178)

Business Operating Highlights
Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system. This business also includes excess and surplus lines, as well as insurance and risk management products sold to large corporations.
•	Net written premiums decreased $32 million for the fourth quarter of 2005 as compared with the same period in 2004. Standard Lines retention improved to 81% while rates, on average, were flat during the fourth quarter of 2005.

•	Net operating results decreased $180 million for the fourth quarter of 2005 as compared with the same period in 2004. The current quarter results were adversely affected by significant commutations, unfavorable non-commutation net prior year development and increased catastrophe impacts. Contributing positively to the current quarter results were increased net investment income and a decrease in the bad debt provision for insurance receivables. The fourth quarter 2004 net operating results included a $36 million bad debt provision for insurance receivables.

•	Net results for the fourth quarter of 2005 decreased $287 million as compared with the same period in 2004. The decrease was primarily due to the factors mentioned above, as well as decreased net realized investment results.
Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services.
•	Net written premiums increased $6 million for the fourth quarter of 2005 as compared with the same period in 2004. Specialty Lines retention improved to 87% while rates, on average, increased 1% during the fourth quarter of 2005.

•	Net operating income decreased $20 million for the fourth quarter of 2005 as compared with the same period in 2004. The primary drivers were decreased current accident year results, driven by surety losses, and a loss related to significant commutations. These factors were partially offset by increased net investment income and increased earned premiums.

•	Net income for the fourth quarter of 2005 decreased $58 million as compared with the same period in 2004, primarily due to the factors mentioned above and decreased net realized investment results.

Life and Group Non-Core primarily includes the results of the life and group lines of business that have either been sold or placed in run-off. The individual life business was sold on April 30, 2004 and the specialty medical business was sold on January 6, 2005.
•	Net earned premiums decreased $46 million for the fourth quarter of 2005 as compared with the same period in 2004, partly due to the absence of specialty medical premiums. Net earned premiums consist primarily of premiums from the group and individual long term care businesses.

•	Net operating results for the fourth quarter of 2005 decreased $13 million as compared with the same period in 2004. The current quarter was adversely impacted by unfavorable results related to the individual long term care business.
Corporate and Other Non-Core contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re.
•	Net operating results for the fourth quarter of 2005 decreased $159 million as compared with the same period in 2004, driven by unfavorable net prior year development of $141 million pretax. The development primarily related to the Company’s assumed reinsurance operations, commutations and pollution exposures. These factors were partially offset by improved net investment income.
Net Investment Income
Pretax net investment income for the fourth quarter of 2005 increased $83 million over the same period of 2004. This increase was due primarily to reduced interest expense on funds withheld and other deposits. Investment income also benefited from a larger invested asset base and improved returns, especially related to short-term investments. The improvement in the quarter is net of a $75 million decrease in income from the trading portfolio, which was largely offset by a corresponding decrease in the policyholders’ funds reserves supported by the trading portfolio.

Financial Restatement
CNA will restate its annual financial statements for the years 2001 through 2004, as well as its interim financial statements through September 30, 2005. The restatement is to correct the accounting for discontinued operations acquired in the Company’s merger with The Continental Corporation in 1995. A current review of discontinued operations identified an overstatement of the net assets of these discontinued operations and errors in accounting for the periodic results of these operations.
The Company’s Form 10-K for 2005 will reflect the effects of the restatement as follows:

Restated Results as of and for the Years Ended December 31,
	2004		2003
	As Previously		As Previously
($ millions, except per share data)	Reported	As Restated	Reported	As Restated
Stockholders’ equity	$9,178	$8,974	$8,918	$8,735
Net income (loss)	446	425	(1,419)	(1,417)
Basic and diluted earnings (loss) per share available to common stockholders:	$1.49	$1.40	$(6.52)	$(6.51)
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held from 10:00 a.m. to 11:00 a.m. ET today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (800) 289-0730 or for international callers (913) 981-5509. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA Website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available on CNA’s website through February 23, 2006. The replay can also be accessed by dialing (888) 203-1112 or for international callers (719) 457-0820 and using passcode 7643894. Financial supplement information related to the fourth quarter results is available on the investor relations pages of the CNA Website or by contacting Cathleen R. Marine at (312) 822-4159.

FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company’s website.
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